AMENDMENT TO

SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) is made as of             , 2020 by and between GABELLI FUNDS LLC (the “Administrator”) with respect to each investment company referenced on Exhibit A hereto (each, a “Fund”, collectively, the “Funds”) and THE BANK OF NEW YORK MELLON (as assigned from BNY Mellon Investment Servicing (US) Inc.) (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Administrator and BNY Mellon are parties to a Sub-Administration and Accounting Agreement dated as of February 2, 2017 (the “Agreement”); and

B.	WHEREAS, the Administrator and BNY Mellon desire to amend the Agreement as set forth herein.

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Miscellaneous.

(a)

As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter of this Amendment.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)

If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GABELLI FUNDS LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Date:

EXHIBIT A

Name

Open-End Funds

Comstock Capital Value Fund

Gabelli Capital Asset Fund1

Gabelli Enterprise Mergers and Acquisitions Fund

Gabelli Gold Fund, Inc.

Gabelli ESG Fund, Inc.

Gabelli International Growth Fund, Inc. (formerly, GAMCO International Growth Fund, Inc.)

The Gabelli ABC Fund

The Gabelli Asset Fund

The Gabelli Dividend Growth Fund

The Gabelli Equity Income Fund

The Gabelli Focus Five Fund

The Gabelli Global Content & Connectivity Fund

The Gabelli Global Financial Services Fund

The Gabelli Global Growth Fund (formerly, The GAMCO Global Growth Fund)

The Gabelli Global Mini MitesTM Fund

The Gabelli Global Rising Income and Dividend Fund

The Gabelli Growth Fund (formerly, The GAMCO Growth Fund)

The Gabelli International Small Cap Fund

The Gabelli Small Cap Growth Fund

The Gabelli U.S. Treasury Money Market Fund2

The Gabelli Utilities Fund

The Gabelli Value 25 Fund Inc.

TETON Westwood Balanced Fund (formerly, The Teton Westwood Balanced Fund)

TETON Westwood Equity Fund (formerly, The Teton Westwood Equity Fund)

TETON Convertible Securities Fund (formerly, The Teton Convertible Securities Fund)

TETON Westwood SmallCap Equity Fund (formerly, The Teton Westwood SmallCap Equity Fund)

TETON Westwoood Mighty MitesSM Fund (formerly, The Teton Westwood Mighty Mites Fund)

KEELEY Mid Cap Dividend Value Fund

KEELEY Small Cap Dividend Value Fund

KEELEY Small-Mid Cap Value Fund

Gabelli Media Mogul Fund

Gabelli Pet Parents’TM Fund

[1]	Will not receive ClearSky Services.
[2]	Will not receive Form N-PORT service.

Closed-End Funds

Bancroft Fund Ltd.

Ellsworth Growth and Income Fund Ltd.

GAMCO Global Gold, Natural Resources & Income Trust

GAMCO Natural Resources, Gold & Income Trust

The Gabelli Convertible & Income Securities Fund Inc.

The Gabelli Dividend & Income Trust

The Gabelli Equity Trust Inc.

The GDL Fund

The Gabelli Global Small and Mid Cap Value Trust

The Gabelli Global Utility & Income Trust

The Gabelli Go Anywhere Trust

The Gabelli Healthcare & WellnessRx Trust

The Gabelli Multimedia Trust Inc.

The Gabelli Utility Trust

Exchange Traded Managed Funds

Gabelli ETFs Trust3

Gabelli Asset ETF3

Gabelli Love Our Planet & People ETF3

Gabelli Equity Income ETF3

Gabelli Green Energy ETF3

Gabelli Growth Innovators ETF3

Gabelli Financial Services ETF3

Gabelli Micro Cap ETF3

Gabelli Global Small Cap ETF3

Gabelli Small & Mid Cap ETF3

3 Servicing expected to commence                         , 2020. Gabelli ETFs Trust will be subject to a separate fee schedule executed as of                             , 2020. Any Gabelli ETF Trust assets will not be considered when determining minimum fees for mutual fund assets serviced by BNY Mellon under the terms of the Fee Schedule dated February 2, 2017.

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